EXHIBIT 5.1(a)

October 2, 2018

The Board of Directors

Synthetic Biologics, Inc.

2605 Medical center Drive Suite 270

Rockville, MD 20850

Re:	Synthetic Biologics, Inc.—Registration Statement on Form S-1 (File No. 333-227400)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the issuance and sale by Synthetic Biologics, Inc., a Nevada corporation (the “Company”), of up to $71,300,000 of securities of the Company that may be sold pursuant to a Registration Statement on Form S-1 (File No. 333-227400) (as amended through the date hereof, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering of (i) Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase 0.5 of a share of Common Stock (the “Warrants”); (ii) Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), together with the equivalent number of Warrants as would have been issued to such purchaser if they had purchased Class A Units based on the public offering price for the Class A Units; (iii) shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (the “Conversion Shares”) as set forth in the Certificate of Designation for the Series B Convertible Preferred Stock, the form of which is filed as an exhibit to the Registration Statement; and (iv) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) ((i) through (iv) are collectively referred to herein as, the “Securities”). The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and A.G.P., as representative of the several underwriters listed in the Underwriting Agreement, the form of which Underwriting Agreement is filed as an exhibit to the Registration Statement. The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) the Warrants; (v) the Company’s Articles of Incorporation, as amended; (vi) the Certificate of Designation of the Series B Convertible Preferred Stock; (vii) the Company’s Amended and Restated Bylaws, as currently in effect; (viii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (ix) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

The Board of Directors

Synthetic Biologics, Inc.

October 2, 2018

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (A) any agreement or instrument to which the Company is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) if required by law, an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by the Company and other parties thereto; and (v) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

The Board of Directors

Synthetic Biologics, Inc.

October 2, 2018

Opinions

Subject to the foregoing and the other matters set forth herein, as of the date hereof, we are of the opinion that: (i) the shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the shares of Series B Convertible Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Conversion Shares, when issued upon conversion of the shares of Series B Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; (iv) the Warrants have been duly and validly authorized; (v) the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable; (vi) the Class A Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable; and (vii) the Class B Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER